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                                                                       Exhibit 4

                                                               EXECUTION VERSION

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                          dated as of December 21, 2005

                                  by and among

               HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED

            HUTCHISON TELECOMMUNICATIONS INVESTMENT HOLDINGS LIMITED

                         CHEUNG KONG (HOLDINGS) LIMITED

                                       AND

                         ORASCOM TELECOM EURASIA LIMITED

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                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS......................................................1
   1.1.     Defined Terms....................................................1
   1.2.     General Interpretive Principles. ................................6

SECTION 2.  REGISTRATION RIGHTS..............................................7
   2.1.     Demand Registrations.............................................7
   2.2.     Piggyback Registrations.........................................10
   2.3.     Black-out Periods...............................................11
   2.4.     Preparation and Filing..........................................12
   2.5.     No Inconsistent Agreements; Additional Rights...................14
   2.6.     Registration Expenses...........................................15
   2.7.     Indemnification.................................................15
   2.8.     Adjustments Affecting Registrable Securities....................18
   2.9.     Rules 144 and 144A; Regulation S................................18
   2.10.    Certain Other Offerings.........................................18

SECTION 3.  MISCELLANEOUS...................................................19
   3.1.     Term............................................................19
   3.2.     Injunctive Relief...............................................19
   3.3.     Attorneys' Fees.................................................19
   3.4.     Notices.........................................................20
   3.5.     Successors, Assigns and Transferees.............................20
   3.6.     Governing Law; Service of Process; Consent to Jurisdiction......21
   3.7.     Headings........................................................21
   3.8.     Severability....................................................21
   3.9.     Amendment; Waiver...............................................21
   3.10.    Counterparts....................................................22

                                       (i)
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               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

        This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is dated as of December 21, 2005 (this "Agreement") by and among Hutchison Telecommunications International Limited, a corporation incorporated under the laws of the Cayman Islands (the "Company") and the entities listed on the signature page(s) hereto (each such entity and its respective permitted transferees a "Shareholder", and collectively, the "Shareholders").

                                    RECITALS

        WHEREAS, the Company, Hutchison Telecommunications Investment Holdings Limited ("HTIHL") and Cheung Kong (Holdings) Limited ("Cheung Kong") are parties to a Registration Rights Agreement dated as of September 24, 2004 (the "September 24, 2004 Agreement");

        WHEREAS, the Shares (as defined below) are listed on The Stock Exchange of Hong Kong Limited;

        WHEREAS, the Company, HTIHL and Cheung Kong desire to amend and restate the September 24, 2004 Agreement in its entirety with this Agreement; and

        WHEREAS, Orascom Telecom Eurasia Limited ("Orascom"), a wholly owned subsidiary of Orascom Telecom Holding S.A.E. (the "Parent"), will acquire shares of the Company pursuant to a Share Purchase Agreement ("Acquired Shares") between HTIHL, Hutchison Whampoa Limited ("HWL"), Orascom and the Parent dated as of December [ ], 2005 and desires to become a party to this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties to the September 24, 2004 Agreement hereby agree that the September 24, 2004 Agreement shall be amended and restated in its entirety by this Agreement, and the parties hereto further agree as follows:

                             SECTION 1. DEFINITIONS

        1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Adverse Disclosure" means public disclosure of material non-public information which, in the good faith judgment of the Board of Directors of the Company after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed by the Company so that such Registration Statement would not be false or misleading in any material respect, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Company or its business or on the Company's ability to effect a material acquisition, disposition or financing.

        "Affiliate" means, with respect to any Entity, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

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        "Agreement" has the meaning set forth in the preamble.

        "Alternative Listing Jurisdiction" means any jurisdiction (other than the U.S. or Hong Kong) in which the Company applies to have Company Securities listed, or in which Company Securities are listed or are or have been publicly offered or traded.

        "Beneficially Own" means, with respect to any equity or debt securities, the ownership or the ability to vote, receive dividends or other economic benefits in respect of, or direct the disposition of, such securities; provided that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire, through Rights or otherwise, whether such right is exercisable immediately or otherwise. The terms "Beneficial Ownership," "Beneficial Owner" and "Beneficially Owning" have correlative meanings.

        "Brokers' Sale" means the Disposition of any Company Securities in (i) a "brokers' transaction" (as defined in Rule 144 under the Securities Act), (ii) any non-negotiated purchase or sale of Shares carried out through the automated trading system of a stock exchange or trading system, in which at the time when the instruction to such purchase or sale is given, the identity of the seller(s) or purchaser(s) of the shares, as the case may be, is unknown to the purchasing or selling party, or (iii) any other Disposition lawfully made to the general public, other than Dispositions made pursuant to this Agreement.

        "Business Day" means any day on which commercial banks are open for business except for Saturday, Sunday and national or public holidays in New York City, New York or Hong Kong.

        "Charter Documents" means, with respect to any Entity, the memorandum and articles of association and other organizational documents of such Entity.

        "Claim" has the meaning set forth in Section 2.7(c).

        "Commission" means the U.S. Securities and Exchange Commission.

        "Company" has the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

        "Company Securities" means (a) the Shares, (b) any other class of equity shares of the Company approved by the Company in accordance with the Charter Documents of the Company, and (c) any depositary receipts of the Company at any time and from time to time and any equity, Rights or equity-linked securities distributed in respect of such shares or depositary receipts, as the case may be.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person through the ownership of voting securities, by contract or otherwise, including, without limitation, having the power to elect a majority of the board of directors or other governing body of such Person, and "Controlling" and "Controlled" have correlative meanings.

        "Deemed 12 Per Cent Interest" means 570,305,545 Shares (equitably adjusted to take account of any Share consolidation, sub-division or other event having a similar effect, as calculated pursuant to the HTIL Shareholders Agreement).

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        "Demand Notice" has the meaning set forth in Section 2.1(d).

        "Demand Registration" has the meaning set forth in Section 2.l(a).

        "Demand Suspension" has the meaning set forth in Section 2.1(g).

        "Disposition" (including, with correlative meanings, the terms "Dispose" and "Disposed") means any transfer, sale, assignment, exchange, pledge, hypothecation, gift, issuance, distribution, foreclosure or other disposition of any kind, voluntary or by operation of law or other involuntary means, directly or indirectly, for or without consideration.

        "Entity" means a partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, or unincorporated organization or other legal person established or existing pursuant to the Laws of any jurisdiction.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, ail as the same shall be in effect from time to time.

        "GAAP" means, unless otherwise expressly specified, generally accepted accounting principles in Hong Kong, as in effect from time to time.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "HK$" means Hong Kong dollars.

        "Holder" means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.5.

        "Hong Kong" means Hong Kong Special Administrative Region.

        "HTIL Shareholders Agreement" means the shareholders agreement of even date herewith relating to the Company between, among others, HTIHL, Orascom and the Parent.

        "ICC" has the meaning set forth in Section 3.6(b).

        "Included Securities" has the meaning set forth in Section 2.2(b).

        "Indebtedness" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether contingent or fixed,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(c) any obligation, issued or assumed as the deferred purchase price (whether created or arising under any conditional sale or other title retention agreement or otherwise), with respect to property, assets or services acquired by such Person (even though the rights and remedies of the sellers or lenders under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations of such Person under or with

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respect to banker's acceptances, letters of credit, "documents against acceptance" or similar facilities, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) any interest rate or currency swap or similar hedging agreement and (h) all Indebtedness of others referred to in clauses (a) through
(g) above guaranteed directly or indirectly in any manner by such Person.

        "Inspectors" has the meaning set forth in Section 2.4(a)(v).

        "Law" means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Authority.

        "Liabilities" means all Indebtedness and other liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether fixed or unliquidated, and whether due or to become due), including any such liability for Taxes.

        "Losses" means all losses, penalties, charges, claims, damages, dues, fines, interest, costs, diminution in value (including diminution in value arising from payments made by the Company pursuant to Section 2), amounts paid in settlement, Liabilities, Taxes, expenses and fees (including court costs and attorneys' fees and expenses) incurred by, imposed upon, or asserted against any Person.

        "Managing Underwriter" has the meaning set forth in Section 2.1(e).

        "NASD" means the U.S. National Association of Securities Dealers, Inc.

        "Orascom" has the meaning set forth in the preamble and shall include the Orascom Permitted Assigns.

        "Orascom Permitted Assign" means (i) the Parent or any direct or indirect wholly owned subsidiary of the Parent, or (ii) any Person to whom Orascom or any of the Persons under sub-section (i) has transferred any Shares pursuant to the HTIL Shareholders Agreement.

        "Parent Guarantee" means the guarantee of even date herewith provided by the Parent to HTIHL in connection with the Promissory Note.

        "Person" means an individual, Entity or Governmental Authority.

        "Piggyback Registration" has the meaning set forth in Section 2.2(a).

        "Promissory Note" means the promissory note of even date herewith issued by Orascom to HTIHL as part of the consideration for the Aquired Shares.

        "Registrable Securities" shall mean Company Securities Beneficially Owned by any Shareholder or its Affiliates or its or their successors or permitted assigns, at any time and from time to time, and any securities that may be issued or distributed or be issuable with respect to any such Company Securities by way of conversion, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger,

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consolidation, reorganization, reclassification or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities to the extent (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such Registration Statement in accordance with applicable Laws, (b) such Registrable Securities shall have been distributed in accordance with Rule 144 of the Securities Act or (c) such Registrable
Securities shall have been otherwise transferred pursuant to a Broker's Sale, and subsequent disposition of such Registrable Securities shall not require registration or qualification under the Securities Act or any other applicable Law.

        "Registration" means a registration with the Commission of Company Securities for offer and sale to the public under a Registration Statement. The term "Register" shall have a correlative meaning.

        "Registration Statement" means (i) any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, and (ii) in the context of any offering of Company Securities in any Alternative Listing Jurisdiction the equivalent prospectus, listing particulars or offering circular, as the case may be, and all other documentation, amendments and supplements thereto required by the Law of such Alternative Listing Jurisdiction in connection with such offering.

        "Rights" means, with respect to any Person, any subscription, option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any capital stock, other equity interest or other security of any class or series and of any issuer, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

        "Representatives" means, with respect to any Person, any of such Person's officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, sources of equity financing or financial advisers or other Person associated with, or acting on behalf of, such Person.

        "Securities Act" means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

        "Shareholders" has the meaning set forth in the preamble.

        "Shares" means ordinary shares of the Company, par value HK$0.25 per share.

        "Tax" means all taxes, however denominated, including any interest, additions to tax or penalties that may become payable in respect thereof, imposed by any national, state, provincial, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock,

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franchise, profits, withholding, social security (or similar), unemployment, disability, worker's compensation, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Underwritten Offering" means a Registration in which Registrable Securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public or in which an underwriter or underwriters commit to acquire such securities if and to the extent they are not acquired by third parties.

        "U.S." means the United States of America.

        1.2. General Interpretive Principles. This Agreement is to be interpreted in accordance with the following rules of construction:

        (a) Number and Gender. All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

        (b) "Including," "Herein," Etc. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." The words "herein," "hereof," and "hereunder" and words of similar import refer to this Agreement in its entirety and are not limited to any part hereof unless the context shall otherwise require.

        (c) Subdivisions and Attachments. All references in this Agreement to Sections and subsections are, respectively, references to Sections and subsections of this Agreement, unless otherwise specified.

        (d) References to Documents and Laws. All references to (x) any agreement or instrument or (y) any requirement of Law, license or similar item are to it as amended and supplemented from time to time (and, in the case of a Law, to any corresponding provisions of successor Laws), unless otherwise specified.

        (e) References to Days. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next Business Day.

        (f) Examples. If, in any provision of this Agreement, any example is given (through the use of the words "such as," "for example," "e.g." or otherwise) of the meaning, intent or operation of any provision, such example is intended to be illustrative only and not exclusive.

        (g) Participation in Drafting. The parties and their respective legal counsel have participated in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and without any presumption or prejudice for or against any party.

        (h) Headings. The table of contents and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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                         SECTION 2. REGISTRATION RIGHTS

        2.1.    Demand Registrations.

        (a) Any Shareholder may from time to time make a written request to the Company for Registration of all or part of the outstanding Registrable Securities held by such Shareholder and any of its Affiliates; provided, that the number of Registrable Securities requested to be so Registered represents at least one per cent. (1%) of all issued and outstanding Shares. Notwithstanding the preceding sentence, in the event that Orascom makes a written request to the Company pursuant to this Section 2.1(a) for Registration of all or part of the outstanding Registrable Securities held by it or any of its Affiliates, the number of such Registrable Securities requested to be so Registered by Orascom must represent at least five per cent (5%) of all issued and outstanding Shares at such time. A Registration that is undertaken by the Company in response to a valid request made by a Shareholder pursuant to this Section 2.1 shall be referred to herein as a "Demand Registration." Each such request shall specify the class and the aggregate amount and class of Registrable Securities to be Registered and the intended methods of disposition and distribution thereof. The Company shall file, as promptly as practicable (and in any event, within sixty
(60) days) following receipt of a request for a Demand Registration, a Registration Statement relating to such Demand Registration and shall use its reasonable best efforts to cause any such Registration Statement promptly to be declared effective under the Securities Act, the "blue sky" laws of such jurisdictions as the Shareholder or underwriter, if any, reasonably request, or any other Law, as applicable, and to cause such Registration Statement to remain effective until the later of (i) the date all Registrable Securities have been sold or (ii) nine (9) months after the effective date of such Registration Statement.

        (b) Each Shareholder other than Orascom may make an unlimited number of requests for a Demand Registration pursuant to Section 2.1(a). Orascom may make one request for a Demand Registration pursuant to Section 2.1(a) at any time during a three-hundred sixty-five (365) day period and an additional request for a Demand Registration pursuant to Section 2.1(a) at any time during that same three-hundred sixty-five (365) day period with the approval of HTIHL, such approval not to be unreasonably withheld. Unless HTIHL has requested or has elected to participate in a Demand Registration, Orascom shall have no right to make a request for or to participate in a Demand Registration at any time when any amount remains payable by it under the Promissory Note or by the Parent under the terms of the Parent Guarantee. Notwithstanding the above, the Company shall not be required to file a Registration Statement for a Demand Registration at any time during the one hundred eighty (180) day period following the effective date of another such Demand Registration Statement.

        (c) Any Shareholder and/or its Affiliates may withdraw their Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a written notice from a Shareholder to such effect, the Company shall cease all efforts to secure Registration of such Registrable Securities.

        (d) Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.1(a) (but in no event more than ten (10) Business Days thereafter), the Company shall deliver a written notice (a "Demand Notice") of any such Registration request to all other Holders of Registrable Securities, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein from such Holders within twenty-one (21) days after the

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date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.l(d) shall specify the class and aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

        (e) If a Shareholder that has requested a Demand Registration so elects, the offering of Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. If any offering pursuant to a Demand Registration involves an Underwritten Offering, such Shareholder shall have the right to select the underwriter or underwriters to administer the offering; provided, that such underwriter or underwriters shall be reasonably acceptable to the Company.

        (f) If at any time the managing underwriter or underwriters (the "Managing Underwriter") of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration (or in the case of a Demand Registration not being underwritten, the Shareholder requesting such Demand Registration) informs the Holders of such class of Registrable Securities in writing that, in its opinion, the total number of Company Securities of such class proposed to be included in such Demand Registration exceeds the number which can be sold in (or during the time of) such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, then the number of Registrable Securities of such class that, in the opinion of such Managing Underwriter (or, in the case of a Demand Registration which is not underwritten, the Shareholder requesting such Demand Registration), can be included without having such an adverse effect shall be allocated as follows:

                (i) first, pro rata among the Holders which have requested participation in the Demand Registration (based, for each such Holder, on the percentage derived by dividing (i) the number of Registrable Securities of such class which such Holder has requested to include in such Demand Registration by (ii) the aggregate number of Registrable Securities of such class which all such Holders have requested to include); and

                (ii) second, and only if all the securities referenced in clause (i) have been included, pro rata among any other Persons contractually entitled to participate in such Demand Registration (based, for each such Person, on the percentage derived by dividing (i) the number of Registrable Securities of such class which such Person has requested to include in such Demand Registration by (ii) the aggregate number of Registrable Securities of such class which all such Persons have requested to include).

        (g) If the filing, initial effectiveness, publication or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a "Demand Suspension"); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (A) more than once during any six-month period,
(B) for a period exceeding thirty (30) days on any one occasion or (C) for a period exceeding forty-five (45) days in any twelve-month period. In the case of a Demand Suspension, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, use of the prospectus relating to such Demand Registration in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities.

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The Company shall immediately notify the Holders upon termination of any Demand
Suspension, and amend or supplement the related prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such number of copies of such prospectus as so amended or supplemented as the Holders may reasonably request. The Company represents that, as of the date hereof, it has no knowledge of any circumstance that would reasonably be expected to cause it to exercise its rights under this Section 2.1(g).

        (h) Any Shareholder may make a written request to the Company to initiate a public offering in any Alternative Listing Jurisdiction of all or part of the outstanding Registrable Securities held by such Shareholder and any of its Affiliates; provided, that the number of Registrable Securities requested to be so offered in such a public offering in any Alternative Listing Jurisdiction represents at least one per cent. (1%) of all issued and outstanding Shares. Notwithstanding the preceding sentence, in the event that Orascom makes a written request to the Company pursuant to this Section 2.1(h) to initiate a public offering in any Alternative Listing Jurisdiction of all or part of the outstanding Registrable Securities held by it or any of its Affiliates, the number of such Registrable Securities requested to be so offered in such a public offering in any Alternative Listing Jurisdiction by Orascom must represent at least five per cent (5%) of all issued and outstanding Shares at such time. If a Shareholder proposes to initiate such an offering, it will give written notice to the Company specifying the class and aggregate amount of Registrable Securities to be offered, the proposed method of disposition, the proposed exchange(s) on which such Registrable Securities will be listed (if any) and, if applicable, the proposed filings or registrations under any applicable securities laws. Upon receipt of such notice, the Company shall take all necessary action to cause the Company to (i) conduct such an offering of such Registrable Securities, (ii) list such Registrable Securities on such exchange(s), and (iii) comply with all applicable securities laws, including, without limitation, providing such access to records, assistance and information as may be required to enable the production of a prospectus or offering circular and all other documentation reasonable required by the underwriters, and causing the Company to give such representations and warranties and to enter into all underwriting or placement agent agreements, covenants and indemnities with the underwriters of such offering as are necessary to effect such offering, list the Registrable Securities on such exchange(s) and comply with all applicable securities laws. Each request by a Shareholder pursuant to this Section 2.1(h) shall be deemed to be a request for a Demand Registration. To the fullest extent possible under applicable Law, with respect to any offering initiated pursuant to a request under this Section 2.1(h), (y) Holders of Registrable Securities shall have such rights as against the Company and the underwriter(s) equivalent to, and providing benefits substantially similar to, the rights the Holders would enjoy in respect of a Demand Registration hereunder, and (z) such offering shall be conducted and the Company shall be under the same obligations as though such offering were a Demand Registration (and, in such context, the terms "Registration" and "Register" shall mean the publication of the relevant Registration Statement or filing of such Registration Statement with the relevant regulatory authority, as the case may be, in accordance with the applicable Law of such Alternative Listing Jurisdiction).

        (i) All registration or listing expenses incurred with respect to or under this Section 2.1 (other than customary underwriting and broker commissions, stamp or transfer taxes, and income or capital gains taxes levied or imposed on the Relevant Shareholder) shall be paid by the Company, including the reasonable fees and disbursements of one legal firm or counsel in each relevant jurisdiction to represent the relevant Shareholders in the case of a Demand Registration.

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        2.2.    Piggyback Registrations.

        (a) If the Company at any time proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of other Persons (other than (A) a Registration under Section
2.1 hereof, (B) a Registration on Form F-4 or S-8 or any successor form to such forms, or (C) as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall give written notice as soon as practicable, but in no event less than sixty (60) days prior to the proposed date of filing of such Registration Statement, to all Holders of Registrable Securities and such notice shall offer to Holders of Registrable Securities the opportunity, subject to Section 2.2(b), to Register under such Registration Statement such number of Registrable Securities as such Holders may request (a "Piggyback Registration"), Within twenty-one (21) days after receipt of such notice, the Holders of Registrable Securities shall, subject to Section 2.2(b), have the right by notifying the Company in writing to require the Company to include in such Registration Statement such number of Registrable Securities as such Holder may request (including Registrable Securities Beneficially Owned by the Holder's Affiliates). Unless HTIHL has elected to participate in such Piggyback Registration, nothing in this Section 2.2 shall give Orascom the right to participate in a Piggyback Registration at any time when any amount remains payable by it under the Promissory Note or by the Parent under the terms of the Parent Guarantee. If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then the Company shall make such arrangements with the Managing Underwriter so that the Holders of Registrable Securities and/or their Affiliates may participate, subject to
Section 2.2(b), in such Underwritten Offering on the same terms as the Company and the other Persons selling securities in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then the Company will make such arrangements so that each Holder may participate, subject to Section 2.2(b), in such offering on such basis.

        (b) Notwithstanding Section 2.2(a), if at any time the Managing Underwriter of any proposed Underwritten Offering (or, in the case of an offering which is not underwritten, the Company) informs the Holders of such class of Registrable Securities that, in its opinion, the total number of Company Securities of such class proposed to be sold in such offering (including the total number of Registrable Securities that the Holders (including any Registrable Securities of their Affiliates) have requested to be sold in such offering and the total number of Company Securities requested to be included by any other selling shareholder entitled to sell Company Securities in such offering) exceeds the maximum number of Company Securities which the Managing Underwriter (or the Company, as the case may be) believes may be sold without materially adversely affecting the price, timing or distribution of the offering, the number of Registrable Securities of such class that, in the opinion of such Managing Underwriter (or, in the case of an offering which is not underwritten, the Company), can be included without having such an adverse effect shall be allocated as follows:

                (i) first, 100% of the securities that the Company has proposed to sell;

                (ii) second, and only if all the securities referenced in clause (i) have been included, pro rata among the Holders which have requested participation in the Piggyback Registration (based for each such Holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such Holder has requested to include in such Piggyback Registration by (y) the aggregate number of Registrable Securities of such class which all such Holders have requested to include); and

                (iii) third, and only if all the Registrable Securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such Registration.

        (c) Prior to the effective date of a Registration Statement relating to an offering described under this Section 2.2, the Company may, at its election, give written notice to each Holder of Registrable Securities of its intention to postpone or withdraw any such Registration Statement without obligation to such Holders. Each Holder of Registrable Securities and/or its Affiliates shall be permitted to withdraw all or part of their Registrable Securities from such Registration at any time prior to the effective date thereof. All Registration expenses of the Holders and/or their Affiliates (other than customary underwriting and broker commissions) shall be paid by the Company in the case of any and all Registrations governed by this Section 2.2.

        (d) If the Company at any time proposes to offer any securities of the same class as any Registrable Securities for its own account or for the account of any holders of its securities (y) to an underwriter or underwriters on a firm commitment basis for re-offering to the public in any Alternative Listing Jurisdiction, or (z) in an offering in any Alternative Listing Jurisdiction in which an underwriter or underwriters commit to acquire such securities if and to the extent not acquired by third parties, then in such event, to the fullest extent possible under applicable Law, the Holders of Registrable Securities shall have with respect to such offering in such Alternative Listing Jurisdiction participation rights as against the Company and the underwriter(s) equivalent to the rights the Holders would enjoy in respect of a Piggyback Registration hereunder. Notwithstanding the foregoing, the Company shall not apply to admit to trading on a regulated market within the European Union or offer to the public within the European Union any equity or debt securities of the Company without obtaining the prior written consent of the Shareholders (such consent not to be unreasonably withheld).

        2.3.    Black-out Periods.

        (a) In the event of a Registration by the Company involving the offering and sale by the Company of equity securities or securities convertible into or exchangeable for its equity securities, the Holders of Registrable Securities agree, if requested by the Company (or, in the case of an Underwritten Offering, by the Managing Underwriter), not to effect any public sale or distribution (excluding any sale pursuant to Rule 144 under the Securities Act) of any securities (except, in each case, as part of the applicable Registration, if permitted), which securities are the same as or similar to those being Registered in connection with such Registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the Company or such Managing Underwriter) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent such Holders are timely notified in writing by the Company or the Managing Underwriter; provided, however, that such restriction shall apply to any individual Holder only to the extent that it Beneficially Owns five per cent (5)% or more of the then issued Shares at the date of such request.

        (b) (i) In the case of a Registration of a class of Registrable Securities pursuant to Section 2.1, the Company agrees, if requested by a Shareholder (or, in the case of an Underwritten Offering, by a Shareholder or the Managing Underwriter), not to effect (or register for sale) any public sale or distribution of any securities which are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by such Holders or such Managing Underwriter) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an Underwritten Offering, the date of the closing under the underwriting agreement in connection therewith), to the extent the Company is timely notified in writing by a Holder of Registrable Securities covered by such Registration Statement or the Managing Underwriter. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to Registrations on Form F-4 or S-8 or any successor form to such forms, or (B) as part of any Registration of securities for offering and sale to employees-or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement.

        (ii) The Company agrees to use its reasonable best efforts to obtain from each holder of "restricted securities" (within the meaning of Rule 144(a)(3) under the Securities Act) of the Company that are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities during any period referred to in this Section 2.3(b), except as part of any such Registration if permitted. Without limiting the foregoing (but subject to Section 2.5), if after the date hereof the Company grants any Person (other than a Holder of Registrable Securities) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person's agreement as contemplated by the previous sentence.

        2.4.    Preparation and Filing.

        (a) Whenever the Company is required to, or is to use its best efforts to, effect the Registration of any Registrable Securities pursuant to
Section 2.1 or 2.2, the Company will as expeditiously as possible:

                (i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to promptly become and, subject to a Demand Suspension, remain effective for the period set forth in subsection (ii) below and promptly notify the Holders (A) when such Registration Statement becomes effective, (B) when any amendment to such Registration Statement becomes effective and (C) of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information;

                (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act, and any other applicable Laws, with respect to the sale or other disposition of all securities covered by such Registration Statement for a period of not less than nine (9) months after the effective date of such Registration Statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);

                (iii) furnish to the Holders, prior to filing a Registration Statement, copies of such Registration Statement as proposed to be filed and thereafter, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and financial statements, reports and proxy statements mailed to shareholders of the Company as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities being sold;

                (iv) use its best efforts to register or qualify, not later than the effective date of any filed Registration Statement, the Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions as any Shareholder and any selling Holder reasonably requests; provided, that the Company will not be required to (A) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process, other than as a result of the filing of a Registration Statement in accordance with the terms of this Agreement, or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by the Registration Statement;

                (v) make available, upon reasonable notice and during business hours, for inspection by the Managing Underwriter(s) for the Registrable Securities (and counsel representing such Managing Underwriter(s)) (collectively, the "Inspectors") all financial and other records, pertinent corporate documents, agreements and properties of the Company and its Affiliates as shall be reasonably necessary to enable them to exercise their due diligence responsibilities and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the Registration Statement;

                (vi) obtain a comfort letter from the Company's independent public accountants dated within five (5) Business Days prior to the effective date of the Registration Statement (and as of such other dates as the Managing Underwriter(s) for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such Managing Underwriters) reasonably request;

                (vii) obtain an opinion of counsel dated the effective date of the Registration Statement (and as of such other dates as the Managing Underwriters) for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such Managing Underwriter(s) reasonably request;

                (viii) during the period when the Registration Statement is required to be effective, notify the Shareholders and each selling Holder of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (ix) in the case of an Underwritten Offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the Managing Underwriter customarily requires or may reasonably require;

                (x) cause such Registrable Securities to be traded on such securities exchanges designated by a Holder; and

                (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

        (b) The Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the distribution of Registrable Securities and such other information relating to each Holder of Registrable Securities and their ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

        Each Holder of Registrable Securities agrees that upon the receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(a)(viii), it will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(a)(viii). If the Company gives any such notice, the Company shall keep any such Registration Statement pursuant to a Demand Registration effective for that number of additional days equal to the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(a)(viii) to and including the date on which copies of such supplemented or amended prospectus are made available to each Holder of Registrable Securities.

        2.5. No Inconsistent Agreements; Additional Rights. The Company will not enter into, and is not currently a party to, any agreement that is, or could be, inconsistent with the rights granted to Holders of Registrable Securities by this Agreement and, other than the registration rights granted as provided herein, has not granted to any party rights with respect to the Registration of any Registrable Securities or any other securities issued or to be issued by it. Except for the registration rights granted as provided herein, the Company shall not provide any other holders of its securities rights with respect to the Registration of such securities under the Securities Act or any other rule or regulation or Law, as applicable, without the prior written consent of the Shareholders (to be granted or denied within their sole discretion).

        2.6. Registration Expenses. The Company shall pay all of the expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission, the NASD or any other Governmental Authority or listing authority,
(ii) all fees and expenses in connection with compliance with state securities or "blue sky" laws, (iii) all translating, printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other similar depository institution and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letter required by or incident to such performance, unless such special audit was required by the Holders), (v) all fees and expenses relating to the preparation of a deposit agreement, the deposit of the underlying Company Securities under the deposit agreement, the issuance thereunder of depositary shares representing such deposited securities, the issuance of American or global depositary receipts of the Company evidencing such depositary shares and the fees of the depositary, (vi) Securities Act or similar liability insurance if the Company so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (viii) all applicable rating agency fees with respect to any applicable Registrable Securities, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, and (xi) all fees and expenses similar, equivalent or analogous to those set forth in the preceding sub-clauses (i) through (x) which are incurred in any Alternative Listing Jurisdiction. In addition, in all eases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. In addition, the Company shall pay all reasonable fees and disbursements of one law firm or other counsel selected by the relevant Shareholder(s) and all fees and expenses of accountants to the Holders of Registrable Securities being sold. The Company shall not be required to pay any underwriting discounts and selling commissions attributable to the sale of Registrable Securities.

        2.7.    Indemnification.

        (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, each shareholder, member, owner or trustee thereof, each limited and general partner of each such shareholder, member, owner or trustee each limited and general partner of each such limited or general partner and each of their respective Affiliates and Representatives against any and all Losses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or any federal, state, Hong Kong, Cayman Islands or other Law, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or prospectuses contained therein, or in any amendment thereof or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that (x) the Company will not be liable to any Holder (or related indemnified party) in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or the underwriters) for the Registrable Securities specifically for inclusion therein, and (y) the Company will not be liable to any indemnified party under these provisions with respect to any Registration Statement or prospectus to the extent that any such Loss of such indemnified party results from the use of the prospectus during a period when the use of the prospectus has been suspended in connection with a Demand Suspension; provided, that in each case, the Holder of Registrable Securities received prior notice of such suspension. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        The Company also agrees to indemnify or contribute to Losses, as provided in Section 2.7(d), of any underwriter(s) of Registrable Securities registered under a Registration Statement, their officers and directors and each Person who controls such underwriter(s) on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 2.7(a) and shall, if requested by a Shareholder, enter into an underwriting agreement containing customary terms and conditions, including those related to indemnification.

        (b) Each selling Holder of Registrable Securities agrees (severally and jointly) to indemnify and hold harmless the Company, each shareholder, member, owner or trustee thereof, each limited and general partner of each such shareholder, member, owner or trustee, each limited and general partner of each such limited or general partner and each of their Affiliates and Representatives to the same extent as the foregoing indemnity from the Company to each selling Holder, but only with reference to written information relating to such selling Holder furnished to the Company by or on behalf of such selling Holder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, that in no case shall a Holder of Registrable Securities be responsible, in the aggregate, for any amount in excess of the amount of the proceeds received by such Holder of Registrable Securities from the sale of its Registrable Securities. This indemnity agreement will be in addition to any liability which the Holders of Registrable Securities may otherwise have.

        (c) The following provisions shall apply to claims for Losses hereunder based on or resulting from any suit, action, investigation, claim or Proceeding brought by a third party (a "Claim"). Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action, such indemnified party will, if a Claim in respect thereof is to be made against the indemnifying party under this Section 2.7, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that the indemnifying party shall be obligated to pay for only one such separate counsel for all indemnified parties in each action or related group of actions. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Claim) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Claim.

        (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 2.7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate Losses to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such Losses; provided, that in no case shall a Holder of Registrable Securities be responsible, in the aggregate, for any amount in excess of the amount of the proceeds received by such Holder of Registrable Securities from the sale of its Registrable Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.7, each Person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each partner, member, director, officer, employee and agent of such Holder of Registrable Securities shall have the same rights to contribution as such Holder of Registrable Securities, and each Person who controls the Company within the meaning of either the Securities Act or the

Exchange Act, and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

        The provisions of this Section 2.7 will remain in full force and effect, regardless of any investigation made by or on behalf of a Holder of Registrable Securities or the Company or any of the partners, members, officers, directors or controlling Persons referred to in this Section 2.7, and will survive the sale by such Holder of Registrable Securities covered by a Registration Statement.

        2.8. Adjustments Affecting Registrable Securities. The Company shall not effect or permit to occur any combination or subdivision of Company Securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in any Registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such Registration.

        2.9. Rules 144 and 144A; Regulation S. The Company covenants that it will, at its own expense, file the reports required to be filed by it, if any, under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act), and it will take such further action any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder and /or its Affiliates to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such rules or regulations may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

        2.10.   Certain Other Offerings.

        (a) Upon request of any Shareholder, the Company will use its best efforts to assist such Shareholder and its Affiliates in connection with any proposed offer and sale of any Company Securities that is not to be registered under the Securities Act, including any efforts required to facilitate the offer and sale of Company Securities in exchangeable bond or any other form in reliance on any exemption from the registration requirements of the Securities Act. The Company accordingly agrees that it will, upon the request of such Shareholder, prepare an offering document in customary form, and enter into an underwriting or purchase agreement containing customary terms and provisions reasonably acceptable to the Company, in connection with such a proposed offer and sale of Company Securities, and take all such other customary actions (including participation by the Company's management in road shows and other meetings with investors) as may reasonably be requested to facilitate such offer and sale.

        (b) The Company hereby undertakes and agrees that for so long as any of the Company Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, or any Holder of Registrable Securities that hold any Company Securities may be deemed an "affiliate" of the Company within the meaning of Rule 144 under such Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of such securities and to each prospective purchaser (as designated by such Holder) of such securities, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

                            SECTION 3. MISCELLANEOUS

        3.1. Term. This Agreement shall terminate in its entirety on the earliest of: (A) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the date as of which all Holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale). This Agreement shall terminate as between the Company and any individual Holder on the date as of which the number of shares of each class of Registrable Securities Beneficially Owned by such Holder and its Affiliates is less than one percent (1%) of the total number of shares of such class of securities that are issued and outstanding; provided that in the case of Orascom, this Agreement shall, subject to the following sentence, terminate as of the date that Orascom and its Affiliates hold less than a Deemed 12 Per Cent Interest solely as a result of sales of its holdings of Shares in the Company. To the extent Orascom has transferred or assigned its rights hereunder by way of security to a Security Agent (as defined in the HTIL Shareholders Agreement) and as a consequence of the exercise by such Security Agent of its rights with respect to such security, Orascom and its Affiliates will hold less than a Deemed 12 Per Cent Interest, while the rights of Orascom and its Affiliates under this Agreement shall terminate when Orascom and its Affiliates actually hold less than a Deemed 12 Per Cent Interest, this Agreement shall not terminate with respect to such Security Agent and/or any third party to which such Security Agent may sell or assign the rights it received under or with respect to this Agreement for so long as such Security Agent or third party holds directly or by way of security at least a Deemed 12 Per Cent Interest. The provisions of Sections 2.7 and 2.9 and this Section 3 shall survive any of termination described in this Section 3.1.

        3.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense, that there is an adequate remedy at Law.

        3.3. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable Law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

        3.4. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing, shall be effective upon receipt and shall be delivered personally or by an internationally recognized express courier or sent by facsimile as follows:

        (a)     if to the Company to:

                Hutchison Telecommunications International Limited 18th floor, Two Harbourfront
                22 Tak Fung Street
                Hunghom, Kowloon
                Hong Kong

                Facsimile:  852-2827-3001
                Attention:  The Company Secretary

        (b) if to a Shareholder to the address or number set forth opposite such Shareholder's name on Schedule I.

        Each Holder, by written notice given to the Company in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such Holder. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile transmission, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        3.5.    Successors, Assigns and Transferees.

        (a) The rights of each Shareholder under this Agreement with respect to any Registrable Securities may be transferred and assigned (in whole or in part) to any Person; provided, however, that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement; and provided further that Orascom shall only be permitted to assign its rights hereunder to any Orascom Permitted Assign and to the Security Agent (as defined in the HTIL Shareholders Agreement) in connection with any OTH Financing (as defined in the HTIL Shareholders Agreement), which Security Agent shall be entitled to further assign and transfer the rights it receives as security with respect to this Agreement to any third party in connection with the exercise of its security rights. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void.

        (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Whether or not any express assignment shall have been made, the provisions of this Agreement which, are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of Registrable Securities, subject to the provisions contained herein.

        3.6.    Governing Law; Service of Process; Consent to Jurisdiction.

        (a) This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York, which shall govern this Agreement and any controversy or claim arising out of or relating to this Agreement.

        (b) Each of the parties hereby (i) submits unconditionally to the non-exclusive jurisdiction of the state and federal courts located in the city of New York, County of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and (ii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        (c) Each of the parties irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

        3.7. Headings. The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        3.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision outside of the jurisdiction of such court or to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

        3.9.    Amendment; Waiver.

        (a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company, the Holders of a majority of Registrable Securities then outstanding and, so long as it is a Holder, each Shareholder. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this
Section 3.10(a), whether or not such Registrable Securities shall have been marked accordingly.

        (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        3.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.

              [The remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                         HUTCHISON TELECOMMUNICATIONS
                         INTERNATIONAL LIMITED


                         By:     /s/ T.L. Pennington
                               ----------------------------------------------
                         Name:       T.L. Pennington
                         Title:


                         HUTCHISON TELECOMMUNICATIONS
                         INVESTMENT HOLDINGS LIMITED


                         By:     /s/  Frank J. Sixt
                               ----------------------------------------------
                         Name:        Frank J. Sixt
                         Title:


                         CHEUNG KONG (HOLDINGS) LIMITED


                         By:      /s/ Pau Yee Wan, Ezra and Ip Tak Cheun, Edmond
                                 ----------------------------------------------
                         Name:        Pau Yee Wan, Ezra and Ip Tak Cheun, Edmond
                         Title:


                         ORASCOM TELECOM EURASIA LIMITED


                         By:      /s/ Aldo Mareuse
                                 ----------------------------------------------
                         Name:        Aldo Mareuse
                         Title:       by Power of Attoreny

                                    SCHEDULE

             SHAREHOLDER                               NOTICE DETAILS
---------------------------------------     ------------------------------------
Hutchison Telecommunications                22 Floor, Hutchison House
Investment Holdings Limited                 10 Harcourt Road
                                            Central, Hong Kong

                                            Fax: +852- 2128-1778
                                            Attention: The Company Secretary

Cheung Kong (Holdings) Limited              7th Floor, Cheung Kong Central
                                            2 Queen's Road Central Hong Kong

                                            Fax: +852-2128-8001
                                            Attention: The Company Secretary

Orascom Telecom Eurasia Limited             c/o Orascom Telecom Holding (S.A.E.)
                                            Nile City Towers
                                            South Tower, Cornish El Nile
                                            Ramlet Beaulac, Cairo
                                            Egypt

                                            Fax:  202-461-5055
                                            Attention: Mr. Naguib Sawiris,
                                                       Chairman & CEO

                                            With a copy to:

                                            Orascom Telecom Holdings (S.A.E.)
                                            Nile City Towers
                                            South Tower, Cornish El Nile
                                            Ramlet Beaulac, Cairo
                                            Egypt

                                            Fax: 202-461-5165
                                            Attention:  Legal Department